NASDAQ Panel Grants LiveDeal’s Request for Continued Listing

LAS VEGAS -- (BUSINESS WIRE) -- LiveDeal, Inc. (NASDAQ:LIVE - News), a provider of web-based customer acquisition and related products for small local businesses, today announced that, on October 19, 2011, the Company received notice that the NASDAQ Listing Qualifications Panel (the “Panel”) determined to grant the company’s request for continued listing on The NASDAQ Capital Market, subject to the company’s demonstration of compliance with the applicable minimum stockholders’ equity requirement of $2.5 million by November 30, 2011.

About LiveDeal, Inc.

LiveDeal, Inc. provides local customer acquisition services and related products for small businesses to deliver an affordable way for businesses to extend their marketing reach to target customers via the Internet.

Forward-Looking and Cautionary Statements

This press release may include statements that constitute “forward-looking statements,” which are often characterized by the terms “may,” “believes,” “projects,” “expects” or “anticipates,” and do not reflect historical facts.  Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of LiveDeal, Inc. and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements.

Factors that may affect forward-looking statements and the company’s business generally include, but are not limited to, (i) the risk factors and cautionary statements set forth in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010; (ii) other factors or statements described in the company’s other filings with the Securities and Exchange Commission; and (iii) other factors that LiveDeal is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made.  LiveDeal does not undertake and specifically declines any obligation to update any forward-looking statements.

Contact:

LiveDeal, Inc.
Investor Relations Contact:
Lawrence Tomsic, 702-939-0230
Chief Financial Officer
ltomsic@livedeal.com

Press Release Contact:
Autumn Wofford, 702-589-5203
Office Manager
awofford@livedeal.com